EXHIBIT 77(q)

Exhibits

(a)(1)    Abolition of Series of Shares of Beneficial Interest dated June 28, 2010 with regard to the abolition of ING Index Plus Large Cap X Fund and ING PPF XI – Filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant’s Registration Statement on Form N-1A filed on September 24, 2010 and incorporated herein by reference.

(a)(2)    Abolition of Series of Shares of Beneficial Interest dated August 23, 2010 with regard to the abolition of ING Opportunistic LargeCap Fund – Filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant’s Registration Statement on Form N-1A filed on September 24, 2010 and incorporated herein by reference.

(e)(1) Amended Schedule A dated November 2010 to the Second and Amended Investment Management Agreement between ING Equity Trust and ING Investments, LLC dated September 23, 2002 As Amended and Restated February 1, 2005 – Filed herein.

(e)(2)    Amended Schedule A dated November 2010 to the Sub-Advisory Agreement between ING Equity Trust and ING Investments LLC dated September 23, 2002 – Filed herein.

(e)(3) Amended Schedule A dated November 2010 to the Sub-Advisory Agreement between ING Investments LLC and Tradewinds Global Investors LLC dated November 16, 2007 – Filed herein